Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

BIOAMBER INC. ANNOUNCES PUBLIC OFFERING OF COMMON STOCK

MINNEAPOLIS, MN, July 15, 2014 – BioAmber Inc. (NYSE: BIOA), an industrial biotechnology company producing sustainable chemicals, today announced that it has commenced a public offering of 2,800,000 shares of its common stock. The underwriters will have a 30-day option from the date of the offering to purchase up to an additional 420,000 shares of common stock from BioAmber.

Credit Suisse Securities (USA) LLC and Canaccord Genuity Inc. are acting as the bookrunning managers for the offering.

BioAmber intends to use the net proceeds of the offering for working capital and other general corporate purposes.

The securities described above will be offered by BioAmber pursuant to a shelf registration statement on Form S-3 (No. 333-196470) including a base prospectus. The securities will be offered only by means of a prospectus. A preliminary prospectus supplement related to the offering and a final prospectus supplement related to the offering will be filed with the Securities and Exchange Commission (the “SEC”) and will be available on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, by contacting: Credit Suisse Securities (USA) LLC by mail at One Madison Avenue, New York, New York 10010, Attention: Prospectus Department, or by calling toll free (800) 221-1037, or by emailing newyork.prospectus@credit-suisse.com; and Canaccord Genuity Inc. by mail at 99 High Street, 12th Floor, Boston, MA 02110, Attention: Syndicate Department, or by calling (617) 371-3900.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About BioAmber Inc.

BioAmber (NYSE: BIOA) is an industrial biotechnology company producing sustainable chemicals. Its proprietary technology platform combines industrial biotechnology and chemical catalysis to convert renewable feedstock into sustainable chemicals for use in a wide variety of everyday products including plastics, resins, food additives and personal care products.

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BioAmber Inc. Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about BioAmber Inc. (“BioAmber”), including but not limited to: statements about BioAmber’s expected funding sources of the planned Sarnia, Ontario plant and other planned manufacturing facilities and the expected timing of the completion of construction and the start of commercial operations at each of these facilities; the joint venture with Mitsui & Co. Ltd.; the take-or-pay agreement with Vinmar International Ltd. related to bio-based 1,4 butanediol and bio-based succinic acid; the take-or-pay agreement with PTT MCC Biochem Company Limited related to bio-succinic acid from the planned Sarnia, Ontario plant; the expected applications of BioAmber’s products and the sizes of addressable markets; the ability to gain market acceptance for bio-succinic acid, its derivatives and other building block chemicals; the benefits of BioAmber’s transition from E. coli bacteria to yeast; the ability to commence commercial sales and execute on the commercial expansion plan, including the timing and volume of future production and sales; the expected cost-competitiveness and relative performance attributes of the bio-succinic acid and the products derived from it; the ability to cost-effectively produce and commercialize bio-succinic acid, its derivatives and other building block chemicals; customer qualification, approval and acceptance of BioAmber’s products; the ability to maintain and advance strategic partnerships and collaborations and the expected benefits and accessible markets related to those partnerships and collaborations; the impact of the recent off-take agreements on BioAmber’s business with its customers, BioAmber’s distributors and its current and future equity partners; the ability to economically obtain feedstock and other inputs; the achievement of advances in BioAmber’s technology platform; the ability to obtain and maintain intellectual property protection for BioAmber’s products and processes and not infringe on others’ rights; government regulatory and industry certification approvals for facilities and products; government policymaking and incentives relating to bio-chemicals. For additional disclosure regarding these and other risks faced by BioAmber, see disclosures contained in BioAmber’s public filings with the SEC including, the “Risk Factors” section of BioAmber’s most recent filings and in the prospectus supplement for this offering. You should consider these factors in evaluating the forward-looking statements included in this presentation and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and BioAmber undertakes no obligation to update such statements as a result of new information.

BioAmber Investor Contact

Michael Rice

LifeSci Advisors, LLC

1350 Avenue of the Americas 28th Floor

New York, NY 10019

646-597-6979

mrice@lifesciadvisors.com